As filed with the Securities and Exchange Commission on December 10, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	1311	80-0000545
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis B. Barron
Senior Vice President — General Counsel
Bill Barrett Corporation
1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christine B. LaFollette	Alan L. Talesnick	T. Mark Kelly
Mark Zvonkovic	Patton Boggs LLP	David H. Stone
Akin Gump Strauss Hauer & Feld LLP	1660 Lincoln St.	Vinson & Elkins L.L.P.
1111 Louisiana St.	Suite 1900	2300 First City Tower
44th Floor	Denver, CO 80264	1001 Fannin
Houston, TX 77002	(303) 830-1776	Houston, TX 77002
(713) 220-5896		(713) 758-4592

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-114554

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Price(3)	Fee(4)
Common Stock, par value $0.001 per share	1,150,000 shares	$25.00	$28,750,000	$3,643
Preferred stock purchase rights(5)	1,150,000 rights	N/A	N/A	N/A

(1)	Includes 150,000 shares of common stock that may be sold to cover the exercise of an over-allotment option granted to the underwriters.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee.

(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-114554), as amended, is registered hereby.

(4)	The registrant previously registered an aggregate of $317,400,000 in common stock on the Registration Statement on Form S-1 (File No. 333-114554), for which a filing fee of $40,215 was previously paid upon the filing of such Registration Statement.

(5)	This registration statement also relates to preferred stock purchase rights to purchase a one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the registrant, which are attached to all shares issued, pursuant to the terms of a rights agreement. Until the occurrence of the prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee for such rights is included in the fee for the common stock.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Bill Barrett Corporation, a Delaware corporation, is filing this registration statement with respect to the registration of an additional 1,150,000 shares of its common stock, par value $0.001 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the initial public offering of our common stock contemplated by the Registration Statement of Form S-1 (File No. 333-114554), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on April 16, 2004 and declared effective by the Commission on December 9, 2004.

     The contents of the Prior Registration Statement, including the related preliminary prospectus dated November 23, 2004 filed with the Commission on November 24, 2004 under Rule 424(a) promulgated under the Securities Act, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

     (A) Exhibits:

Exhibit
Number	Description of Exhibits
5.1	Opinion of counsel to Bill Barrett Corporation.
23.1	Consent of Deloitte & Touche LLP.
23.2(a)	Consent of Deloitte & Touche LLP.
23.2(b)	Consent of Deloitte & Touche LLP.
23.3	Consent of KPMG LLP.
23.4(a)	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.4(b)	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers concerning Piceance Basin Acquisition Properties.
23.5(a)	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.5(b)	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers concerning Piceance Basin Acquisition Properties.
23.6	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-114554) filed with the Commission on April 16, 2004 and incorporated by reference herein).
24.2	Powers of Attorney with Messrs. Fitzgibbons and Stein (incorporated by reference to Exhibit 24.2 of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114554) filed on August 31, 2004).

     (B) Financial Statement Schedules:

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 9, 2004.

BILL BARRETT CORPORATION
By:	/s/ William J. Barrett
William J. Barrett
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on December 9, 2004.

Signature	Title
/s/ William J. Barrett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
William J. Barrett
/s/ Thomas B. Tyree	Chief Financial Officer (Principal Financial Officer)
Thomas B. Tyree, Jr.
/s/ Robert W. Howard	Executive Vice President-Finance and Investor Relations, and Treasurer (Principal Accounting Officer)
Robert W. Howard
*	Director
Richard Aube
/s/ Fredrick J. Barrett	Director
Fredrick J. Barrett
*	Director
Henry Cornell
*	Director
Jeffrey A. Harris
*	Director
Roger L. Jarvis
*	Director
James M. Fitzgibbons
/s/ J. Frank Keller	Director
J. Frank Keller
*	Director
Philippe S. E. Schreiber
*	Director
Randy Stein
*By: /s/ William J. Barrett
William J. Barrett
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
5.1	Opinion of counsel to Bill Barrett Corporation.
23.1	Consent of Deloitte & Touche LLP.
23.2(a)	Consent of Deloitte & Touche LLP.
23.2(b)	Consent of Deloitte & Touche LLP.
23.3	Consent of KPMG LLP.
23.4(a)	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.4(b)	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers concerning Piceance Basin Acquisition Properties.
23.5(a)	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.5(b)	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers concerning Piceance Basin Acquisition Properties.
23.6	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-114554) filed with the Commission on April 16, 2004 and incorporated by reference herein).
24.2	Power of Attorney with Messrs. Fitzgibbons and Stein (incorporated by reference to Exhibit 24.2 of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114554) filed on August 31, 2004).